UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2013

SUMMER ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Bering Drive, Suite 260
Houston, Texas 77057
(Address of principal executive offices)

(713) 375-2790
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement of Jaleea P. George

Effective February 11, 2013, the Company has entered into a written employment agreement with Jaleea P. George to serve as Secretary, Treasurer and Chief Financial Officer (“CFO”) of the Company.  Ms. George will continue to report to the Company’s Board of Directors (the “Board”) and will have duties and responsibilities assigned by the Board.  She was originally appointed to the position of Secretary, Treasurer and CFO in March, 2012.  The employment agreement continues through December 31, 2014.  The employment agreement will automatically renew for subsequent 12 month terms unless either party provides advance written notice to the other that such party does not wish to renew the agreement for a subsequent 12 months.  Ms. George’s compensation, set forth in the employment agreement, includes an annual base salary of $110,000.  Ms. George will also be eligible to receive two future grants of 25,000 options to purchase common stock of the Company upon reaching certain milestones related to the number of retail electricity customers of the Company.

The employment agreement contains customary provisions for termination for Cause (as defined in the employment agreement).  In the event Ms. George is terminated without Cause or resigns for Good Reason (as defined in the employment agreement), she will be entitled to receive severance pay consisting of (i) six (6) months of her base salary in effect immediately prior to such termination; and (ii) all unvested stock options granted to Ms. George pursuant to the employment agreement will accelerate and immediately vest on such date of termination. In the event of a Change of Control of the Company (as defined in the employment agreement), all of Ms. George’s unvested stock options granted to her by the Company pursuant to the employment agreement shall immediately vest.

Ms. George is also subject to a non-solicitation and non-compete covenant for a period of two (2) years following the termination of Ms. George’s employment for any reason.

The foregoing summary of the terms of the employment agreement between the Company and Ms. George are qualified in their entirety to the actual terms of the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement of Roderick L. Danielson

Effective February 11, 2013, the Company has entered into a written employment agreement with Roderick L. Danielson to the serve as President of Supply Management.  Mr. Danielson will continue to report to the Company’s Chief Executive Officer (“CEO”) and will have duties and responsibilities assigned by the CEO.  He was originally appointed to the position of President of Supply Management in January, 2013.  The employment agreement continues through December 31, 2014.  The employment agreement will automatically renew for subsequent 12 month terms unless either party provides 90 days advance written notice to the other that such party does not wish to renew the agreement for a subsequent 12 months.  Mr. Danielson’s compensation, set forth in the employment agreement, includes an annual base salary of $156,000.  Mr. Danielson will be paid an additional $650 per month for a medical allowance.  Mr. Danielson will also be eligible to receive two future grants of 25,000 options to purchase common stock of the Company upon reaching certain milestones related to the number of retail electricity customers of the Company.

The employment agreement contains customary provisions for termination for Cause (as defined in the employment agreement).  In the event Mr. Danielson is terminated without Cause or resigns for Good Reason (as defined in the employment agreement), he will be entitled to receive severance pay consisting of (i) twelve (12) months of his base salary in effect immediately prior to such termination; and (ii) all unvested stock options granted to Mr. Danielson pursuant to the employment agreement will accelerate and immediately vest on such date of termination. In the event of a Change of Control of the Company (as defined in the employment agreement), all of Mr. Danielson’s unvested stock options granted to him by the Company pursuant to the employment agreement shall immediately vest.

Mr. Danielson is also subject to a non-solicitation and non-compete covenant for a period of one (1) year following the termination of Mr. Danielson’s employment for any reason.

The foregoing summary of the terms of the employment agreement between the Company and Mr. Danielson are qualified in their entirety to the actual terms of the employment agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Appointment of Angela Hanley

Effective February 11, 2013, the Board appointed Angela Hanley, 35, to serve as Senior Vice President, Operations and Marketing of the Company.  Ms. Hanley has over 10 years of experience in the Texas electricity and natural gas market. Ms. Hanley is responsible for all operational, day to day activities of the Company as well as sales and marketing efforts.  Ms. Hanley has served as a vice president of operations and marketing for the Company’s subsidiary, Summer Energy, LLC, since April 2011 where she helped launch Summer Energy, LLC’s initial marketing efforts and assisted with operations.  From January 2009 until she joined Summer Energy, LLC, Ms. Hanley was the Regional Marketing Manager for Atmos Energy, one of the country’s largest natural-gas-only distributors selling natural gas supply and services to industrial and commercial customers in Tennessee, Alabama, Kentucky and Texas.  From October 2007 through December 2008, Ms. Hanley served as President, Operations for Horizon Power & Light, LLC, a retail electric provider in the Northeast. Since 2002 Ms. Hanley has held various marketing positions for other retail electric providers in Texas including Business Development Manager, Marketing Manager, and Director of Sales. Ms. Hanley has a Bachelor of Science degree from Stephen F. Austin State University in Nacogdoches, Texas.  She is also a member of the Women’s Energy Network.

The Company and Ms. Hanley have entered into a written employment agreement which continues through December 31, 2014.  The employment agreement will automatically renew for subsequent 12 month terms unless either party provides advance written notice to the other that such party does not wish to renew the agreement for a subsequent 12 months.  Ms. Hanley’s compensation, set forth in the employment agreement, includes an annual base salary of $135,000.  Mr. Hanley was also granted 25,000 shares of restricted stock pursuant to the Company’s 2012 Stock Option and Stock Award Plan, which shares vest one (1) year from the date of her employment agreement.  Ms. Hanley will also be eligible to receive two future grants of 25,000 options to purchase common stock of the Company upon reaching certain milestones related to the number of retail electricity customers of the Company.

The employment agreement contains customary provisions for termination for Cause (as defined in the employment agreement).  In the event Ms. Hanley is terminated without Cause or resigns for Good Reason (as defined in the employment agreement), she will be entitled to receive severance pay consisting of (i) six (6) months of her base salary in effect immediately prior to such termination; and (ii) all unvested stock options and restricted shares of stock granted to Ms. Hanley pursuant to the employment agreement will accelerate and immediately vest on such date of termination. In the event of a Change of Control of the Company (as defined in the employment agreement), all of Ms. Hanley’s unvested stock options and restricted shares of stock granted to her by the Company pursuant to the employment agreement shall immediately vest.

Ms. Hanley is also subject to a non-solicitation and non-compete covenant for a period of two (2) years following the termination of Ms. Hanley’s employment for any reason.

The foregoing summary of the terms of the employment agreement between the Company and Ms. Hanley are qualified in their entirety to the actual terms of the employment agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Family Relationships; Related Party Transactions

Ms. Hanley does not have a family relationship with any of the current officers or directors of the Company.  There is no currently proposed transaction, and since the beginning of fiscal year 2012 there has not been any transaction involving the Company and Ms. Hanley which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Exhibit

10.1                      Jaleea P. George Employment Agreement

10.2                      Roderick L. Danielson Employment Agreement

10.3                      Angela Hanley Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 14, 2013

SUMMER ENERGY HOLDINGS, INC.

By: /s/ Neil M. Leibman
Neil M. Leibman
Chief Executive Officer